Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 14, 2001, included in Dianon Systems, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement and related prospectus documents.


                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
May 23, 2001